COLORADO SECRETARY OF STATE
                              Corporations Office
                           1560 Broadway, Suite 200
                            Denver, Colorado 80202
                                (303) 866-2361

                             ARTICLES OF AMENDMENT
                                    to the
                           ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is     PREMIER CONCEPTS, INC.
                                        --------------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on June 12, 1995, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

----- No shares have been issued or Directors Elected - Action by Incorporators

----- No shares have been issued but Directors Elected - Action by Directors

----- Such amendment was adopted by the Board of Directors where shares have been issued but shareholder action was not required.

  X       Such amendment was adopted by a vote of the shareholders.  The number
-----     of shares voted for the amendment was sufficient for approval.

THIRD:  If changing corporate name, the new name of the corporation is
_______________________________.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     Article IV, Section 1 of the Articles of Incorporation is amended to change the par value of the Corporation's 850,000,000 authorized shares of Common Stock from $.0004 per share to $.002 per share.

If these amendments are to have a delayed effective date, please list that date: ________________________________________________________________
           (Not to exceed ninety (90) days from the date of filing)

                                 PREMIER CONCEPTS, INC.



                                 Signature   /s/ Sissel Greenberg
                                             ------------------------------
                                             Sissel Greenberg, President

                                  Date:   December 11, 1996